UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On May 13, 2014, Ashford Hospitality Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders at which the Company’s stockholders approved an amendment (the “Amendment”) to the 2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. (the “Plan”). The Amendment increased the number of shares of Common Stock that may be issued under the Plan by 5,750,000 shares.

The foregoing summary is qualified in its entirety by reference to the Plan and the Amendment which are filed hereto as exhibits 10.1 and 10.2, respectively.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) As of March 11, 2014, the record date for the annual meeting, there were 80,969,542 shares of common stock outstanding and entitled to vote. At the annual meeting, 70,775,829 shares, or approximately 87% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1. Proposal 1 - To elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	41,748,679	18,599,551	10,427,599
Benjamin J. Ansell, M.D.	33,212,805	27,135,425	10,427,599
Thomas E. Callahan	40,488,233	19,859,997	10,427,599
Amish Gupta	59,666,596	681,634	10,427,599
Kamal Jafarnia	35,995,579	24,352,651	10,427,599
Alan L. Tallis	40,095,950	20,252,280	10,427,599
Philip S. Payne	41,770,432	18,577,798	10,427,599

2. Proposal 2 - To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2014. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
70,174,424	490,855	110,550	—

3. Proposal 3 - Non-binding advisory vote on the compensation of the Company's named executive officers:

			Broker
For	Against	Abstain	Non-votes
54,004,067	6,279,202	64,961	10,427,599

4. Proposal 4 - To approve an amendment to the Company's 2011 Stock Incentive Plan that will increase the number of shares of common stock reserved for issuance under the plan by 5,750,000:

			Broker
For	Against	Abstain	Non-votes
35,272,791	25,030,176	45,263	10,427,599

5. Proposal 5 - Non-binding shareholder proposal to recommend that the Board of Directors take steps to amend the Company's governing documents, consistent with applicable laws, to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats:

			Broker
For	Against	Abstain	Non-votes
32,781,495	27,433,273	133,462	10,427,599

ITEM 7.01     REGULATION FD DISCLOSURE

At the Board of Directors meeting of the Company held on May 13, 2014, the Board appointed the following Directors to the Board's committees:

Audit Committee - Thomas Callahan (Chairman), Philip Payne and Amish Gupta
Compensation Committee - Benjamin Ansell (Chairman), Thomas Callahan and Kamal Jafarnia
Nominating and Corporate Governance Committee - Kamal Jafarnia (Chairman) and Amish Gupta
Benjamin Ansell remains as the independent Lead Director

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit        Description

10.1        2011 Stock Incentive Plan
10.2        Amendment No. 1 to 2011 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel